                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                   May 30, 1997
               -------------------------------------------------



                         SYLVAN LEARNING SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




              Maryland                0-22844                   52-1492296
          ----------------         ------------------      -------------------
     (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                           Identification No.)



                             1000 Lancaster Street
                                  Baltimore, Maryland        21202
             ----------------------------------------     ----------
             (Address of principal executive offices)     (Zip Code)



                                (410) 843-8000
                        -------------------------------
                        (Registrant's telephone number)
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On May 30, 1997, Sylvan Learning Systems, Inc. ("Sylvan") consummated the previously announced acquisition of privately-held I-R, Inc. and Independent Child Study Teams, Inc. (collectively, "Educational Inroads") in separate stock for stock transactions with the two stockholders of Educational Inroads, Dr. Harold Scholl and Mr. Anthony O'Donnell (the "Stockholders"). Educational Inroads provides remedial and special education services to public and non-public school systems, with current contracts in New Jersey, Maryland, Louisiana, Washington, D.C. and other school districts. Sylvan believes the acquisition of Educational Inroads will provide Sylvan's Contract Educational Services division with the critical mass needed for strong long-term growth in the public and non-public school market in addition to providing expertise in special education, bolstering Sylvan's capability to serve a wide range of educational needs. Sylvan has provided educational services under contract to school districts since 1993. Currently, Sylvan serves more than 22,000 students in 18 school districts across the United States.

     Upon consummation of the mergers, Sylvan issued the Stockholders an aggregate of 1,414,000 shares of Sylvan Common Stock (the "IR Shares") as the purchase price for Educational Inroads. The aggregate market price for the IR Shares is approximately $50.3 million, based on the closing price of the Sylvan Common Stock on June 9, 1997. Sylvan has agreed to register the IR Shares for resale by the Stockholders as soon as practicable after August 14, 1997. As a result of the mergers, Sylvan acquired certain mobile office trailers and modular buildings owned by Educational Inroads (the "Modular Units"). Sylvan sold the Modular Units to Mr. O'Donnell immediately after the mergers in return for a promissory note in the amount of $1,905,481.00, which is payable within 30 days after the effectiveness of the registration of the IR Shares. Following the mergers, Dr. Scholl will serve as Executive Vice President-Program Development of Sylvan's Contract Services division, reporting to divisional President, Paula Singer, and Mr. O'Donnell will serve as a consultant to Sylvan in selected school districts for the next three months.


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

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.  The financial statements
         -------------------------------------------
of Educational Inroads are not included in this Form 8-K but shall be filed by amendment to this Form 8-K no later than 60 days after June 14, 1997.

     (b) Pro Forma Financial Information.  Pro forma financial information
         -------------------------------
relative to Educational Inroads are not included in this Form 8-K but shall be filed by amendment to this Form 8-K no later than 60 days after June 14, 1997.

     (c)  Exhibits.
          --------

      2.1 Agreement and Plan of Reorganization dated as of April 17, 1997 by and among Sylvan, Educational Inroads, Mr. O'Donnell and Dr. Scholl *

     23.1  Consent of Ernst & Young LLP **

     99.1  Audited Financial Statements of Educational Inroads **

     99.2  Pro Forma Financial Information for the Acquisition **
_________________________
* Filed as an Exhibit to and incorporated by reference to Sylvan's Current Report on Form 8-K dated April 17, 1997 and filed April 30, 1997.

**   To be filed by amendment no later than 60 days after June 14, 1997.


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

                                    SIGNATURES
                                    ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 10, 1997                SYLVAN LEARNING SYSTEMS, INC.



                                    By:/s/ B. Lee McGee
                                    ----------------------------------
                                           B. Lee McGee, Senior Vice President
                                           and Chief Financial Officer

                                 EXHIBIT INDEX


2.1 Agreement and Plan of Reorganization dated as of April 17, 1997 by and among Sylvan, Educational Inroads, Mr. O'Donnell and Dr. Scholl *

23.1 Consent of Ernst & Young LLP **

99.1 Audited Financial Statements of Educational Inroads **

99.2 Pro Forma Financial Information for the Acquisition **
_________________________
* Filed as an Exhibit to and incorporated by reference to Sylvan's Current Report on Form 8-K dated April 17, 1997 and filed April 30, 1997.

**  To be filed by amendment no later than 60 days after June 14, 1997.


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